EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.

Ron Santilli

Chief Financial Officer

415-657-5500

Investor Relations

John Mills

Integrated Corporate Relations, Inc.

646-277-1254

john.mills@icrinc.com

Cutera Reports Fourth Quarter 2014 Results

U.S. Revenue Grew 33%, Compared to Prior Year, Driven by Sales of enlighten™ and excel HR™

BRISBANE, California, February 5, 2015 ─ Cutera, Inc. (NASDAQ: CUTR), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today reported financial results for the fourth quarter ended December 31, 2014.

Key financial measures and operating highlights for the fourth quarter of 2014 were as follows:

●	Revenue increased 15% to $25.5 million, compared to the same period last year, driven by 33% growth in the U.S. resulting primarily from our recently launched new products — enlighten and excel HR.
●	Gross margin, was 54% and included $1.1 million of non-recurring, non-cash, charge. Excluding the non-recurring charges, on a Non-GAAP adjusted basis, gross margin was 59%.
●	Net loss on a GAAP basis was $1.6 million, or $0.11 per diluted share, and this includes $1.4 million of the following non-recurring charges:
-	$1.1 million non-cash impairment charge relating to a previous acquisition
-	$346,000 of legal fees for an un-anticipated legal matter.
●

Net loss on a Non-GAAP basis, after excluding the previously mentioned $1.4 million non-recurring charges, was $177,000, or $0.01 per share. This loss includes $1.3 million of non-cash expenses related to stock-based compensation, depreciation and intangible amortization.

●	Cash generated from operations: $468,000.
●	Cash and investments balance: $81.1 million.
●	Enlighten FDA 510(k) clearance for tattoo removal, the only cleared dual-wavelength, dual pulse width, product on the market. This was the second FDA cleared indication.
●	Commenced commercial shipments of enlighten in December, 2014.

Kevin Connors, President and Chief Executive Officer of Cutera, stated, “We are pleased with the revenue growth and improved financial performance in the fourth quarter of 2014. We believe our recent new product introductions, combined with our recently augmented commercial leadership, are driving improved operating performance. Gross margin was negatively impacted by higher than expected manufacturing ramp-up and other interim costs for our recently launched products. We anticipate cost structure improvements of these products in 2015.

“In 2014, we made several strategic investments in our global sales and marketing functions, including sales force expansion. In 2015, we expect to achieve higher revenue growth, while leveraging our sales and marketing expenses as we anticipate productivity improvements. Our research and development team delivered two new platforms in 2014, which represents a product launch milestone for the Company. We maintain our commitment to continued investments in product and clinical innovation that drive exciting new product introductions.

Mr. Connors concluded, “While there are certain unpredictable factors that may impact our global business, including volatile currency concerns, we believe the market for aesthetic light-and-energy-based-systems is a healthy and an expanding market.”

Conference Call

The conference call to discuss these results is scheduled to begin at 2:00 p.m. PST (5:00 p.m. EST) on February 5, 2015. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Executive Vice President and Chief Financial Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Cutera's website at www.cutera.com, and will be archived online within one hour of its completion through 8:59 p.m. PST (11:59 p.m. EST) on February 19, 2015. In addition, you may call 1-877-705-6003 to listen to the live broadcast.

Non-GAAP Income Statement Measures (Unaudited)

*To supplement our consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, Cutera has provided below Non-GAAP income statement measures for gross profit, operating expenses, loss from operations, net loss and loss per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The Non-GAAP income statement measures included in this press release exclude a non-cash charge for the impairment of separately identified intangible assets and inventories relating to a previous acquisition; and non-recurring legal fees for a litigation matter in the fourth quarter of 2014. After excluding these expenses, management believes that the adjusted financial results are more reflective of our ongoing operations as well as comparable to similar measures used by other companies.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera's ability to increase revenue, reduce expenses, make productivity improvements, develop and commercialize existing and new products and applications, grow the Company’s market share, and realize benefits from additional investment and statements regarding long-term prospects and opportunities in the laser and other energy-based equipment aesthetic market are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include those related to the Company’s efforts to improve sales productivity, hire and retain qualified sales representatives, improve revenue growth and profitability through leveraging operating expenses; the Company’s ability to successfully develop and launch new products and applications and market them to both its installed base and new customers; the length of the sales cycle process; unforeseen events and circumstances relating to the Company’s operations; government regulatory actions; and those other factors described in the section entitled, “Risk Factors” in its most recent Form 10-Q as filed with the Securities and Exchange Commission on November 3rd, 2014. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. Cutera's financial performance for the fourth quarter ended December 31, 2014, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,	September 30,	December 31,
	2014	2014	2013
Assets
Current assets:
Cash and cash equivalents	$9,803	$11,377	$16,242
Marketable investments	71,343	69,321	66,831
Cash, cash equivalents and marketable investments	81,146	80,698	83,073
Accounts receivable, net	11,137	8,736	9,679
Inventories	10,988	11,106	9,006
Deferred tax asset	26	29	31
Other current assets and prepaid expenses	1,591	1,947	1,507
Total current assets	104,888	102,516	103,296

Property and equipment, net	1,461	1,301	1,362
Deferred tax asset, net of current portion	269	316	329
Intangibles, net	595	1,438	2,019
Goodwill	1,339	1,339	1,339
Other long-term assets	361	13	324
Total assets	$108,913	$106,923	$108,669

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,083	$2,718	$1,820
Accrued liabilities	11,007	8,975	9,328
Deferred revenue	8,898	8,745	7,494
Total current liabilities	22,988	20,438	18,642

Deferred revenue, net of current portion	4,346	4,596	4,340
Income tax liability	145	151	108
Other long-term liabilities	926	1,029	1,314
Total liabilities	28,405	26,214	24,404

Stockholders’ equity:
Stockholders' equity	80,508	80,709	84,265
Total liabilities and stockholders' equity	$108,913	$106,923	$108,669

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2014	2014	2013
Net revenue	$25,499	$18,726	$22,239
Cost of revenue	11,679	7,935	9,202
Gross profit	13,820	10,791	13,037
Gross margin %	54%	58%	59%

Operating expenses:
Sales and marketing	9,356	7,805	7,804
Research and development	2,649	2,628	2,438
General and administrative	3,407	2,897	3,135

Total operating expenses	15,412	13,330	13,377
Loss from operations	(1,592)	(2,539)	(340)
Interest and other income, net	8	—	105
Loss before income taxes	(1,584)	(2,539)	(235)
Provision for income taxes	41	97	43
Net loss	$(1,625)	$(2,636)	$(278)

Net loss per share:
Basic and diluted	$(0.11)	$(0.18)	$(0.02)

Weighted-average number of shares used in per share calculations:
Basic and diluted	14,425	14,334	14,016

CUTERA, INC.

RECONCILIATION OF GAAP INCOME STATEMENT MEASURES

TO NON-GAAP INCOME STATEMENT MEASURES

(in thousands, except per share data)

(unaudited)

	Three Months Ended 12/31/2014
	GAAP	Adjustments		Non-GAAP As Adjusted*
Net revenue	$25,499	$—		$25,499
Cost of revenue	11,679	(1,102)	(a)	10,577
Gross profit	13,820	1,102		14,922
Gross margin %	54%			59%

Operating expenses:
Sales and marketing	9,356	—		9,356
Research and development	2,649	—		2,649
General and administrative	3,407	(346)	(b)	3,061

Total operating expenses	15,412	(346)		15,066
Income (loss) from operations	(1,592)	1,448		(144)
Interest and other income, net	8	—		8
Income (loss) before income taxes	(1,584)	1,448		(136)
Provision for income taxes	41	—	(c)	41

Net income (loss)	$(1,625)	$1,448		$(177)

Net loss per share:
Basic and diluted	$(0.11)	$0.10		$(0.01)

Weighted-average number of shares used in per share calculations:
Basic and diluted	14,425	14,425		14,425

a) Adjustments of $1,102,000 included a non-cash charge of $650,000 for the impairment of separately identified intangible assets and a $452,000 write down of inventories related to a prior acquisition.

b) Adjustment of $346,000 related to non-recurring legal fees associated with a litigation.

c) There was no impact to the Company's income tax provision relating to the aforementioned adjustments given the Company carries a full valuation allowance against its U.S. federal and state net deferred tax assets.

* Fiscal fourth quarter 2014 Non-GAAP pro-forma results, exclude the effect of the aforementioned adjustments.

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2014	2014	2013
Cash flows from operating activities:
Net loss	$(1,625)	$(2,636)	$(278)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,001	980	740
Depreciation and amortization	347	329	331
Impairment of intangible assets	650	—	—
Other	(16)	129	200
Changes in assets and liabilities:
Accounts receivable	(2,305)	(1,234)	(2,204)
Inventories	118	(1,076)	1,415
Accounts payable	365	690	(280)
Accrued liabilities	2,035	1,500	1,506
Deferred revenue	(97)	202	1,244
Other	(5)	(146)	141
Net cash provided by (used in) operating activities	468	(1,262)	2,815

Cash flows from investing activities:
Acquisition of property, equipment and software	(344)	(107)	(24)
Disposal of property and equipment	—	—	63
Acquisition of intangible	—	—	(155)
Net change in marketable investments	(2,099)	1,226	239
Net cash provided by (used in) investing activities	(2,443)	1,119	123

Cash flows from financing activities:
Repurchases of common stock	—	—	(2,408)
Proceeds from exercise of stock options and employee stock purchase plan	436	655	589
Payments on capital lease obligations	(35)	(37)	(37)
Net cash provided by (used in) financing activities	401	618	(1,856)

Net increase (decrease) in cash and cash equivalents	(1,574)	475	1,082
Cash and cash equivalents at beginning of period	11,377	10,902	15,160
Cash and cash equivalents at end of period	$9,803	$11,377	$16,242

CUTERA, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(in thousands, except percentage data)

(unaudited)

	Three Months Ended			% Change
	Q4	Q3	Q4	Q4 '14 Vs.	Q4 '14 Vs
	2014	2014	2013	Q3 '14	Q4 '13
Revenue By Geography:
United States	$13,761	$7,607	$10,338	+81%	+33%
International	11,738	11,119	11,901	+6%	-1%
	$25,499	$18,726	$22,239	+36%	+15%
International as a percentage of total revenue	46%	59%	54%

Revenue By Product Category:
Products and upgrades	$19,334	$12,922	$15,703	+50%	+23%
Service	4,532	4,317	4,390	+5%	+3%
Titan and truSculpt hand piece refills	844	824	1,044	+2%	-19%
Dermal fillers and cosmeceuticals	789	663	1,102	+19%	-28%
	$25,499	$18,726	$22,239	+36%	+15%

	Three Months Ended
	Q4	Q3	Q4
	2014	2014	2013
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$144	$145	$154
Sales and marketing	227	195	165
Research and development	175	167	104
General and administrative	455	473	317
	$1,001	$980	$740